EXHIBIT 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Donald Farley, Principal Executive Officer of Axion Power International, Inc. (the “Company”), hereby certifies that:

The Company’s Form 10-K Annual Report for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald Farley
Donald Farley, Principal Executive Officer

Dated: April 15, 2015